Exhibit 99.1

Southern Hospitality Completes Reverse Merger with Art Dimensions, Inc.

Colorado Springs, CO., November 14, 2012 – Southern Hospitality Franchise Holding Corporation (“SH”) announced the successful completion of a reverse merger and reorganization with Art Dimensions, Inc. (“ADI”) (OTCQB: ATDM).  As part of the transaction, SH will trade under the ATDM ticker symbol until a new symbol is assigned. The name change of ADI to Southern Hospitality Development Corporation (“SHDC”), and the new trading symbol are expected to be in effect prior to the end of November.  Under this reorganization, SHDC is the first official licensed franchisee of Southern Hospitality BBQ restaurants.

The acquisition and Statement of Merger were filed and effective with the Colorado Secretary of State on November 13, 2012.   Upon closing the acquisition, ADI issued a total number of common shares to SH shareholders in exchange for all previous ownership interests in the Company and SHDC shareholders now own approximately 89%.  Through this merger, SHDC obtained the exclusive rights as the first and only official licensed franchisee to own and operate Southern Hospitality BBQ restaurants in and for the ownership and operation of up to 30 Southern Hospitality restaurants in the United States.

About Southern Hospitality:
SHDC is the first official franchisee of the Southern Hospitality BBQ brand of restaurants with a location in New York City. Southern Hospitality strives to provide guests with fresh, high quality southern inspired food complimented with an appealing selection of popular micro-brews on tap, an immense list of bottled beers and an extensive variety of over 100 bourbons in a hip and high energy environment. The exceptional Memphis-style barbeque, savory dry-rubbed spare ribs, sweet and saucy baby-back ribs and other sensationally southern-style dishes like crispy fried pickles and creamy cheddar grits are all menu items which  are unique in today’s upscale casual restaurants.

SHDC plans to build upon the business model by introducing its food, beverage & service strategies in locations traditionally vibrant with a history of attracting a wide range clientele including persons interested in quality food, night-life and entertainment.  It is SHDC’s hope that its’ distinctive barbeque concept, combined with its unparalleled commitment to service and hospitality will appeal to a wide range of users.

SHDC plans on attracting new customers through positive word-of-mouth buzz, traditional advertising channels, media coverage as well as a “strong participation” in many Social Media outlets. In addition, certain Franchisor-owned restaurants may employ their own public relations personnel and engage in numerous promotional activities – such as Bourbon Dinners, BBQ Competitions &Happy Hour Parties to mention a few.  SHDC also anticipates hosting fund-raising celebrations to benefit local charities at its restaurants with the support of celebrity personalities.

Combine all of this with Southern Hospitality’s warm and welcoming promise of genuine hospitality and superior service, and you’ve captured the essence of what Southern Hospitality will represent. For more information, please visit the website at www.shdcrestaurants.com.

Forward-Looking Statements:
The information in this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the company’s business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. Actual events or results may differ materially. The company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Investor Contact:
CSIR Group, LLC
(212) 386 – 7082

Corporate Contact:
JW Roth, Chairman
(719) 265 - 5821